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                                                                   EXHIBIT 99.10

                         CROWN CORK & SEAL FINANCE S.A.

                             Officers' Certificate
                             ---------------------

     The undersigned, Alan W. Rutherford, the duly qualified and elected Chief Financial Officer and Director of Crown Cork & Seal Finance S.A., a societe anonyme organized under the laws of the Republic of France (the "Company"), and Timothy J. Donahue, the duly qualified and elected Director of the Company, pursuant to the authority granted by the Board of Directors of the Company on November 25, 1996, in accordance with Section 3.01 of the Indenture, dated as of December 17, 1996, among the Company, as issuer, Crown Cork & Seal Company, Inc., a Pennsylvania corporation, as guarantor, Crown Cork & Seal Finance PLC, a public limited company organized under the laws of England and Wales, and The Bank of New York, as trustee (the "Indenture"), hereby certify as follows:

          1. The title of the Securities to be issued is the 6-3/4% Notes Due 2003 (the "Notes").

          2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is U.S. $200,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or
               11.07 of the Indenture).

          3.   The principal of the Notes shall be payable on December 15, 2003.

          4.   The Notes shall bear interest from December 17, 1996, their date
               of issue, at the annual rate of   6-3/4%.  Interest shall be
               payable semi-annually on December 15 and June 15 of each year, commencing June 15, 1997, to holders of record on the preceding December 1 or June 1, as the case may be.

          5. The place for payment of principal of and interest on the Notes and surrender for exchange of the Notes shall be as specified in the Notes.

          6. The Notes shall be subject to redemption at the option of the Company prior to maturity pursuant to Section 11.09 of the Indenture, at a rate equal to the Treasury Rate.

          7. The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or at the option of the holder thereof.

          8.   The Notes shall be subject to the Events of Default set forth in
               Section 5.01 of the Indenture, to the
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               covenants of the Company set forth in Article X of the Indenture, and to the provisions of Section 10.12 of the Indenture.

          9. The Notes shall be entitled to the benefit of the Guarantees afforded by Article XIII of the Indenture.

          10. The Notes shall be issued in permanent form to the Depository Trust Company (the "DTC") or its nominee, as Depositary, in the form of one Global Security (as defined in the Indenture and pursuant to Section 3.11 thereof) in the amount of $200,000,000 and without interest coupons. Beneficial interests in the Notes will trade in the DTC's Same-Day Funds Settlement System.

          11. The provisions of Section 4.01 relating to the satisfaction and discharge of Securities of any series shall apply to the Notes.

          Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.
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          IN WITNESS WHEREOF, I have affixed my signature hereto this 17th day of December, 1996.

                              /s/ Alan W. Rutherford
                              ____________________________
                              Alan W. Rutherford
                              Chief Financial Officer and Director


                              /s/ Timothy J. Donahue
                              _________________________
                              Timothy J. Donahue
                              Director